Exhibit 16.1

PricewaterhouseCoopers LLP
Suite 1800
2001 Ross Ave.
Dallas TX 75201-2997

April 24, 2003

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.   20549

Commissioners:

We have read the statements made by La Quinta Corporation and La Quinta Properties, Inc. (collectively, the “Company”)  (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K,  as part of the Company’s Form 8-K report dated April 24, 2003.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/ PricewaterhouseCoopers LLP